Exhibit 99.1

News Release

Contacts:

Magma Design Automation Inc.
Monica Marmie	Milan G. Lazich
Marketing Communications Manager	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Design Automation Authorizes Common Share Repurchase Program

SANTA CLARA, Calif., April 13, 2005 — Magma Design Automation Inc. (Nasdaq: LAVA), a provider of semiconductor design software, today announced that its board of directors has authorized the company to repurchase up to 2 million shares of common stock. Acquisitions for the share repurchase program will be made from time to time in private transactions or open market purchases as permitted by securities laws and other legal requirements. The company currently has approximately 35.2 million shares outstanding.

Purchases under this program may first be made on May 3, 2005, the third business day after the company’s April 28, 2005 conference call to discuss earnings for its March 2005 fiscal quarter and 2005 fiscal year. No time limit was set for the completion of the program. In fiscal 2005 the company repurchased 1 million shares of its common stock. The program may be discontinued at any time without prior notice. The repurchased shares are expected to be used for general corporate purposes.

Conference Call

Magma will discuss the repurchase program and other recent developments, including patent litigation, during a live conference call April 14 at 5:30 a.m. PDT (8:30 a.m. EDT). The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 661-8947, conference ID #5580597
Elsewhere:	(706) 634-2358, conference ID #5580597

Following completion of the call, a webcast replay will be available at http://investor.magma-da.com/home.cfm through April 20, 2005. Those without Internet access may listen to a replay by telephone through April 20, 2005 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #5580597
Elsewhere:	(706) 645-9291, conference ID #5580597

About Magma

Magma provides leading software for designing highly complex integrated circuits while maximizing Quality of Results with respect to area, timing and power, and at the same time reducing overall design cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced physical synthesis and architecture development tools for programmable logic devices (PLDs); capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Forward-Looking Statements

Statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the possibility that Magma may repurchase its shares under the repurchase program, the possible use of any such shares for general corporate purposes, the attractiveness of Magma’s current trading price; and the absence of adverse impact of the repurchases on Magma’s internal investment plans. Actual results may differ materially from those set forth in the forward-looking statements in this press release. Factors that could affect these forward-looking statements include, but are not limited to: changes in the level of Magma’s cash resources and the company’s planned uses of such resources; changes in the company’s stock price; and developments in the business that could increase the company’s cash needs. These and other risks are discussed in the Magma’s reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Magma undertakes no duty to update these forward-looking statements.

Magma is a registered trademark and “The Fastest Path from RTL to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

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